Exhibit 10.14

BancTec, Inc.

Amended and Restated

2007 Non-Employee Director Equity Plan

WHEREAS, the BancTec, Inc. 2007 Non-Employee Director Plan (the “Initial Plan”) was adopted by the Board of Directors (the “Board”) of BancTec, Inc., a Delaware corporation (the “Company”), on January 25, 2008, for the purpose of attracting and retaining qualified persons to serve as members of the Board;

WHEREAS, on November 18, 2008, the Company effected a reverse stock split (the “Reverse Stock Split”) pursuant to which, among other things, each three (3) issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were reclassified, changed and converted into one (1) share of the Company’s Common Stock; and

WHEREAS, pursuant to Section 12.1 of the Initial Plan, the Board, in connection with the Reverse Stock Split, (i) ratably reduced (a) the maximum number of Shares available for issuance or granting (including the Annual Award Limit (defined below)) under the Initial Plan and (b) the number of Shares subject to outstanding Awards (defined below) under the Initial Plan, and (ii) increased the Option Price (defined below) of each outstanding Option by three (3) times, as applicable.

NOW, THEREFORE, the Initial Plan is amended and restated in its entirety as follows:

Article 1.                         Establishment & Purpose

1.1                               Establishment.  BancTec, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes the BancTec, Inc. Amended and Restated 2007 Non-Employee Director Equity Plan (hereinafter referred to as the “Plan”) as set forth in this document.

1.2                               Purpose of the Plan.  The purpose of this Plan is to attract and retain qualified persons to serve as members of the Board of Directors (hereinafter referred to as the “Board”) of the Company and to encourage ownership of Company equity in order to provide additional incentives to promote the success of the Company.

Article 2.                         Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1                               “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by, or controls, or any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2                               “Award” means any Option or Restricted Stock Award that is granted under the Plan.

2.3                               “Award Agreement” means either (a) a written agreement entered into by the Company and a Non-Employee Director setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Non-Employee Director describing the terms and provisions of the actual grant of such Award.

2.4                               “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5                               “Board” means the Board of Directors of the Company.

2.6                               “Change of Control” means the occurrence of any of the following events:

(a)                                  Any Person is or becomes the Beneficial Owner (except that a Person shall be deemed to have “Beneficial Ownership” of all Shares that any such Person has the right to acquire, whether such right is currently exercisable or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation, tender, exchange offer or otherwise;

(b)                                 The sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person;

(c)                                  During any period of two consecutive years commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board, then still in office, who were members of the Board at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(d)                                 Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.7                               “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8                               “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan.

2.9                               “Company” means BancTec, Inc., a Delaware corporation and any successor thereto.

2.10                        “Effective Date” means the date set forth in Section 14.12.

2.11                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12                        “Fair Market Value” means, as of any date, the per Share value determined as follows:

(a)                                  If the Shares are listed on any established stock exchange or a national market system, including the PORTAL Market, the per Share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, but selling prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)                                  In the absence of an established market for the Shares of the type described in (a) and (b) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith through the reasonable application of a reasonable valuation method and in accordance with applicable provisions of Section 409A of the Code.

2.13                        “Option” means any option to purchase Shares granted from time to time under Article 6 of the Plan.

2.14                        “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 9.1 of the Plan.

2.15                        “Non-Employee Director” means a member of the Board who is not also an Employee of the Company.

2.16                        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.17                        “Plan” means the BancTec, Inc. Amended and Restated 2007 Non-Employee Director Equity Plan.

2.18                        “Plan Year” means the applicable calendar year.

2.19                        “Restricted Stock” means any Award granted under Article 7.

2.20                        “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.21                        “Service” means service as a Non-Employee Director.

2.22                        “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of  Article 12.

2.23                        “Stock Unit” means the credits to a Non-Employee Director’s Stock Unit Account under Section 7.4(c) of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.24                        “Stock Unit Account” shall have the meaning set forth in Section 7.4(c) of the Plan.

2.25                        “Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

Article 3.                         Administration

The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to determine the type and amount of Awards to be granted to each Non-Employee Director, the terms and conditions of Awards granted under the Plan and the terms of Award Agreements to be entered into with Non-Employee Directors.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or waive any terms or conditions applicable to any Award.  All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Non-Employee Directors, the Company, and all other interested individuals.

Article 4.                         Eligibility and Participation

4.1                               Eligibility.  All Non-Employee Directors of the Company shall be participants in the Plan.

4.2                               Type of Awards.  Awards under the Plan may be granted in any one or a combination of:  (a) Options and (b) Restricted Stock.  Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.                                            Shares Subject to the Plan and Maximum Awards

5.1                               Number of Shares Available for Awards.

(a)                                  General.  Subject to adjustment as provided in Article 12, the maximum number of Shares available for issuance to Non-Employee Directors pursuant to Awards under the Plan shall be 833,334 Shares.  The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan shall again be available for Awards under the Plan.

(b)                                 Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or are otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under the Plan.

Article 6.                                            Grants of Restricted Stock

6.1                               Annual Awards of Restricted Stock.  Upon the earlier to occur of (i) the day immediately following the date of the Company’s annual stockholder’s meeting or (ii) June 1 (beginning during the term of the Plan and after the Initial Grant Date), each Non-Employee Director shall be granted a number of shares of Restricted Stock equal to $50,000 divided by the Fair Market Value per Share as of that date.

6.2                               New Non-Employee Director Grants of Restricted Stock.  Each individual who first becomes a Non-Employee Director after January 25, 2008, on a date other than the date of the Company’s annual stockholder’s meeting, shall be granted a number of shares of Restricted Stock as of the date such individual becomes a Non-Employee Director equal to (x) divided by (y), where (x) is  $50,000 multiplied by a fraction, the numerator of which is the number of whole months from the date such individual becomes a Non-Employee Director to the next Company annual stockholder’s meeting and the denominator of which is 12 and (y) is the Fair Market Value per Share as of the date the individual first becomes a Non-Employee Director.

6.3                               Fractional Shares.  No fractional shares shall be granted under the Plan.  Accordingly, if the conversion referred to in Sections 6.1 or 6.2 above results in fractional shares, such fractional shares shall be paid to the Non-Employee Director in cash.

Article 7.                                            Restricted Stock Awards

7.1                               Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Non-Employee Director’s Service whether due to death, disability or other cause) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine.  Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Non-Employee Director, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Non-Employee Director (or, where appropriate, the Non-Employee Director’s legal representative).  The Committee may, in its sole discretion, modify or accelerate the lapsing of the restrictions imposed on Restricted Stock.

7.2                               Voting and Dividend Rights.  Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Non-Employee Directors holding Restricted Stock granted hereunder shall not have the right to exercise voting rights with respect to the Restricted Stock and shall not have the right to receive dividends on such Restricted Stock.

7.3                               Section 83(b) Election.  If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Non-Employee Director shall be required to file promptly a copy of such election with the Company.

7.4                               Deferral of Restricted Stock Award

(a)                                  Deferral Election.  Each Non-Employee Director, so long as he or she remains in Service, may elect to defer receipt of his or her Restricted Stock Award under the Plan by filing an election to defer on a form provided by the Committee, in accordance with Committee rules.  Such election must be filed within thirty (30) days after the grant date of the Restricted Stock Award, and may not be amended or revoked after the expiration of such thirty (30) day period.  Notwithstanding any of the foregoing, the Committee may from time to time set such other deadlines for the filing of Non-Employee Director elections as it may determine in its discretion, provided that such other deadlines would not result in a violation of any of the requirements of Section 409A of the Code.

(b)                                 Special Rule for Non-Employee Director’s First Year of Participation.  Any individual who is a Non-Employee Director on the Initial Grant Date and any individual who becomes a Non-Employee Director during a Fiscal Year pursuant to Section 6.3 thereafter, may file a deferral election within thirty (30) days after the later of the Initial Grant Date or becoming a Non-Employee Director.  The Non-Employee Director’s election form shall apply to the portion of the Restricted Stock Award granted with respect to services to be performed subsequent to the election and may not be amended or revoked after the expiration of such thirty (30) day period.

(c)                                  Stock Unit Account.  Any amount of the Award deferred by a Non-Employee Director pursuant to Section 7.4(a) or 7.4(b) shall be converted into Stock Units.  The Stock Units deferred pursuant to this provision shall be credited to a bookkeeping account established for this purpose (the “Stock Unit Account”) in the name of each Non-Employee Director who elects to defer.

(d)                                 Distribution of Deferred Compensation.  Upon the earlier of (i) termination of the Non-Employee Director’s Service for any reason or (ii) the occurrence of a Change in Control, the amounts credited to the Non-Employee Director’s Stock Unit Account shall be paid to such Non-Employee Director (and after his or her death, to his or her beneficiary) in a single distribution as soon as administratively possible following such termination of Service or Change in Control.  Solely for purposes of this Section 7.4, a “Change in Control” shall not be deemed to have occurred and no distribution shall be made unless the Change in Control constitutes either a “change in the ownership or effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company, as described in Treas. Reg. § 1.409A-3(i)(5), as it may be amended from time to time.

(e)                                  Form of Distribution of Stock Unit Account.  Upon the occurrence of any event giving rise to a distribution, amounts deferred under this Plan shall be distributed in Shares in a single distribution.

(f)                                    Unsecured General Creditor.  With respect to Awards deferred, participating Non-Employee Directors, their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company.  The Company’s obligation under this Plan with respect to the Stock Units shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the participating Non-Employee Directors and their beneficiaries shall be no greater than those of unsecured general creditors.

Article 8.                                            Grants of Stock Options

8.1                               Discretionary Awards of Options.  The Committee may, in its discretion, grant Non-Employee Directors additional Stock Option Awards under the Plan.

Article 9.                                            Stock Options

9.1                               Terms of Stock Option Awards.  Each Option shall permit a Non-Employee Director to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 8 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  Options are not intended to be “incentive stock options” within the meaning Section 422 of the Code.  Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option and the Option Price.  Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.  The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years.

9.2                               Time of Exercise.  Options granted under this Article 8 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Non-Employee Director.

9.3                               Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Article 8, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Non-Employee Director (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

Article 10.                                     Vesting; Termination of Service; Forfeiture of Awards.

10.1                        Vesting of Awards.  Unless the Award Agreement provides otherwise, Awards under the Plan shall vest, and Options shall become exercisable, with respect to fifty percent (50%) of the Shares subject to the Award on the first anniversary of the date of grant and twenty-five percent (25%) on each of the second and third anniversaries of the date of grant of the Award, provided that the Non-Employee Director’s Service has not terminated prior to such anniversary dates.

10.2                        Termination of Service.  Unless the Award Agreement provides otherwise, any unvested Restricted Stock Awards or Options shall expire and be forfeited upon termination of a Non-Employee Director’s Service for any reason.  Any vested outstanding Options shall expire on the earliest of: (i) the expiration of their term or (ii) thirty (30) days following termination of Service for any reason.

Article 11.                                     Compliance with Section 409A of the Code.

It is the intent of the Company that Options and Restricted Stock Awards under the Plan shall be structured such that the Awards do not provide for a deferral of compensation as further set forth in Treas. Reg. § 1.409A-1(b)(5) and that any deferral elected under Section 7.4 comply with all the requirements of Section 409A of the Code.  It is expressly contemplated that the Committee may, in its sole discretion and without a Non-Employee Director’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”).  This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Awards are exempt from or comply with Section 409A Guidance.

Article 12.                                     Adjustments

12.1                     Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Non-Employee Directors’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards and/or other value determinations applicable to the Plan or outstanding Awards.

12.2                     Change of Control.  Upon the occurrence of a Change of Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including, without limitation, the following (i) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, within fifteen (15) days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period, or (ii) all or any portion of outstanding Awards, whether vested or unvested, shall be cancelled for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 13.                                     Duration, Amendment, Modification, Suspension, and Termination

13.1                        Duration of the Plan.  Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

13.2                        Amendment, Modification, Suspension, and Termination of Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, and (ii) without the consent of the Non-Employee Directors, if such action would materially diminish any of the rights of any Non-Employee Director under any Award theretofore granted to such Non-Employee Director under the Plan; provided, however, the Committee may amend the Plan, any Award or any Award Agreement in such manner as it deems necessary to comply with applicable laws.

Article 14.                  General Provisions

14.1                        No Right to Service.  Neither the Plan nor the grant of any Award nor any action by the Company or the Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

14.2                        No Guarantees Regarding Tax Treatment.  Non-Employee Directors (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan.  The Committee and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Non-Employee Director with respect thereto.

14.3                        Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Non-Employee Director except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  An Award exercisable after the death of a Non-Employee Director may be exercised by the legatees, personal representatives or distributees of the Non-Employee Director.  Any permitted transfer of the Awards to heirs or legatees of the Non-Employee Director shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.4                        Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Non-Employee Director hold the Shares received for a specified period of time or a requirement that a Non-Employee Director represent and warrant in writing that the Non-Employee Director is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.5                        Compliance with Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NASDAQ Stock Market or other stock exchanges on which the Shares are admitted to trading or listed, as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)                                  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                                 Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 14.5 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.4.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.6                        Rights as a Stockholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Non-Employee Director shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Non-Employee Director becomes the record holder of such Shares.

14.7                        Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.8                        Unfunded Plan.  Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, any of its Subsidiaries or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company a Subsidiary or Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.9                        No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s, its Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company its Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.

14.10                 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.11                 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.12                 Effective Date.  The Plan shall be effective as of November 18 2008 (the “Effective Date”).

(Signature page follows.)

This Plan was duly adopted and approved by the Board of the Company at a meeting held on the 21st day of October 2008.

J. Coley Clark
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO BANCTEC, INC.

AMENDED AND RESTATED 2007 NON-EMPLOYEE DIRECTOR EQUITY PLAN]